UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ___________________________________
FORM 8-K
 ___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2026
  ___________________________________
VAREX IMAGING CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________

Delaware
(State or other jurisdiction of incorporation or organization)
001-37860	81-3434516
(Commission File Number)	(I.R.S. Employer Identification Number)

1678 S. Pioneer Road, Salt Lake City, Utah	84104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 972-5000
Not Applicable
(Former name or former address, if changed since last report)
 ___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VREX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b - 2 of the Securities Exchange Act of 1934. Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 13, 2026, Varex Imaging Corporation (the “Company”) and certain of its subsidiaries entered into a Credit and Guaranty Agreement with, among others, the lenders and issuing banks from time to time party thereto, Zions Bancorporation, N.A. dba Zions First National Bank, as administrative agent and collateral agent, Citizens Banks, National Association and Bank of Montreal as co-documentation agents, Zions Bancorporation, N.A. dba Zions First National Bank, as lead arranger and sole bookrunner, and U.S. Bank National Association, Capital One, N.A., Fifth Third Bank, National Association and UMB Bank, N.A. as joint lead arrangers (the “Credit Agreement”).

The Credit Agreement provides for (i) a secured term loan facility in an aggregate principal amount of $350,000,000, (ii) a secured revolving credit facility in an aggregate principal amount of $100,000,000, which includes a $35,000,000 letter of credit sub‑facility and a $20,000,000 swingline sub‑facility, and (iii) a secured delayed draw term loan facility in an aggregate principal amount of $40,000,000 (together, the “Credit Facility”). The facilities mature on March 13, 2031.

Borrowings under the Credit Agreement bear interest, subject to the terms specified therein, at either (i) a rate based on the Secured Overnight Financing Rate (SOFR) plus a margin or (ii) an alternative base rate plus a margin. Loans are priced by reference to a grid based initially on the Company’s consolidated total net leverage ratio. The borrowers’ obligations under the Credit Agreement are initially guaranteed by certain of the Company’s domestic and international subsidiaries, subject to the ability for the Company to cause additional subsidiaries to accede to the Credit Agreement as a guarantor of the borrowers’ obligations thereunder.

The Credit Agreement contains customary affirmative and negative covenants, including a negative pledge, limitations on additional indebtedness, liens, fundamental changes, transactions with affiliates and restricted payments. The Credit Agreement also contains customary financial maintenance provisions, customary provisions for letters of credit and swingline borrowings and optional and mandatory prepayments.

The Credit Agreement also provides for customary events of default, including, among others, non‑payment of obligations; bankruptcy or insolvency events; failure to comply with covenants; breach of representations or warranties; defaults on other material indebtedness; and change of control. The occurrence of an event of default could result in the acceleration of obligations under the Credit Agreement, termination of the commitments and the requirement to cash collateralize outstanding letters of credit.

On March 13, 2026, the Company and the other borrowers drew down $350,000,000 from the term loan facility. Such borrowing proceeds, together with cash on hand, are being used to fund the consideration for the redemption of the 2027 Notes (as defined below) on the Redemption Date (as defined below) and ancillary expenses incurred in connection therewith. The revolving credit facility is available for working capital and other general corporate purposes of the Company and its subsidiaries.

The foregoing summary description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Credit Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated by reference in this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

    On March 6, 2026, the Company delivered a notice of conditional full redemption (the “Redemption Notice”) relating to the redemption of all its $368,000,000 aggregate principal amount of outstanding 7.875% Senior Secured Notes due 2027 (the “2027 Notes”) on March 16, 2026 (the “Redemption Date”). The 2027 Notes were issued pursuant to a Senior Secured Notes Indenture, dated as of September 30, 2020, among the Company, as issuer, the guarantors party thereto, Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee and collateral agent (the “Trustee”) (as amended and supplemented, the “2027 Notes Indenture”). The redemption of the 2027 Notes was conditioned on the closing of the Credit Agreement, which was consummated on March 13, 2026.

Substantially concurrently with the closing of the Credit Agreement, on March 13, 2026, the Company irrevocably deposited with the Trustee, sufficient funds to pay in full the redemption price for the 2027 Notes, plus accrued and unpaid interest to, but excluding, the Redemption Date. Upon deposit of such funds with the Trustee, together with other specified documents delivered on March 13, 2026, the 2027 Notes Indenture was satisfied and discharged in accordance with its terms. As a result of the satisfaction and discharge of the 2027 Notes Indenture, the Company and the guarantors party thereto have been released from their obligations with respect to the 2027 Notes Indenture and the 2027 Notes, except with respect to those provisions of the 2027 Notes Indenture that, by their terms, survive the satisfaction and discharge of such indenture.

Substantially concurrently with the closing of the Credit Agreement, on March 13, 2026, the Company terminated its Revolving Credit and Guaranty Agreement, dated as of March 26, 2024, by and among the Company, Varex Imaging West, LLC, Varex Imaging Deutschland AG, as borrowers, the guarantors party thereto, Zions Bancorporation, N.A. dba Zions First National Bank, as administrative and collateral agent, and the lenders party thereto (as amended, the “Terminated Credit Agreement”). The Terminated Credit Agreement had provided for a senior secured revolving credit facility of up to $155,000,000, made available to the Company and the other borrowers for revolving loans in U.S. dollars and for the issuance of letters of credit. The Terminated Credit Agreement was scheduled to mature on September 26, 2027. There were no outstanding borrowings under the Terminated Credit Agreement at the time of termination.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 8.01	Other Events

On March 16, 2026, the Company issued a press release announcing the closing of the Credit Facility. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Exhibit Description

10.1
Credit and Guaranty Agreement, dated as of March 13, 2026, by and among, among others, Varex Imaging Corporation, as the parent borrower, certain subsidiaries of Varex Imaging Corporation as borrowers and guarantors, the lenders from time to time party thereto, the issuing banks from time to time party thereto, and Zions Bancorporation, N.A. dba Zions First National Bank, as administrative agent and collateral agent.

99.1	Press release dated March 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: March 16, 2026	By:	/s/ Matthew A Martinez
Matthew A Martinez
Chief Legal Officer and Corporate Secretary